                                                             Exhibit 15(c)(i)(b)
                                                        DATED:  NOVEMBER 8, 1995
                                   EXHIBIT C
                                     TO THE
                      PARTICIPATING ORGANIZATION AGREEMENT
           BETWEEN BISYS FUND SERVICES LIMITED PARTNERSHIP (FORMERLY
                 THE WINSBURY COMPANY LIMITED PARTNERSHIP) AND
                       FIRST OF AMERICA SECURITIES, INC.
                            DATED SEPTEMBER 21, 1994

          12B-1 AND SERVICE FEES PAYABLE TO PARTICIPATING ORGANIZATION

                              NAME OF INVESTOR C FUND                          12B-1 FEE     SERVICE FEE
                              -----------------------                          ---------     -----------
 Parkstone Equity Fund - Investor C Shares                                       0.75%          0.25%
 Parkstone Small Capitalization Fund - Investor C Shares                         0.75%          0.25%
 Parkstone High Income Equity Fund - Investor C Shares                           0.75%          0.25%
 Parkstone Bond Fund - Investor C Shares                                         0.75%          0.25%
 Parkstone Limited Maturity Bond Fund - Investor C Shares                        0.75%          0.25%
 Parkstone Intermediate Government Obligations Fund - Investor C Shares          0.75%          0.25%
 Parkstone Balanced Fund - Investor C Shares                                     0.75%          0.25%
 Parkstone U.S. Government Income Fund - Investor C Shares                       0.75%          0.25%
 Parkstone International Discovery Fund - Investor C Shares                      0.75%          0.25%
 Parkstone Large Capitalization Fund - Investor C Shares                         0.75%          0.25%

                                    BISYS FUND SERVICES LIMITED
                                    PARTNERSHIP (formerly The Winsbury Company
                                    Limited Partnership)

                                    By:  BISYS FUND SERVICES, INC.
                                         General Partner


                                    By: /s/ Stephen G. Mintos
                                        -------------------------
                                        Stephen G. Mintos
                                        Executive Vice President


                                    FIRST OF AMERICA SECURITIES, INC.


                                    By: /s/ Susan L. Currier
                                        -------------------------
                                        Susan L. Currier
                                        President & CEO